As Filed With the Securities and Exchange Commission on November 17, 2000
                                               Registration No. 333-44758
=========================================================================
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                             AMENDMENT NO. 1
                            (Post-Effective)
                              ON FORM S-8
                              TO FORM S-4
                       Registration Statement Under
                        The Securities Act of 1933

                          ALLEGIANT BANCORP, INC.
          (Exact name of registrant as specified in its charter)

              MISSOURI                            43-1519382
  (State or other jurisdiction of              (I.R.S. Employer
   incorporation or organization)              Identification No.)

                           2122 Kratky Road
                       St. Louis, Missouri 63114
               (Address of Principal Executive Offices)

                         EQUALITY BANCORP, INC.
               1993 STOCK OPTION AND INCENTIVE PLAN and
                 1997 STOCK OPTION AND INCENTIVE PLAN
                       (Full title of the plans)

                            SHAUN R. HAYES
                 President and Chief Executive Officer
                        Allegiant Bancorp, Inc.
                           2122 Kratky Road
                       St. Louis, Missouri 63114
               (Name and address of agent for service)
                       Telephone: (314) 692-8200

                               Copy to:
          THOMAS A. DAIBER                 THOMAS A. LITZ, ESQ.
     Senior Vice President and             Thompson Coburn LLP
      Chief Financial Officer             One Mercantile Center
      Allegiant Bancorp, Inc.           St. Louis, Missouri 63101
         2122 Kratky Road                    (314) 552-6000
     St. Louis, Missouri 63114
          (314) 692-8200

                                             CALCULATION OF REGISTRATION FEE
===========================================================================================================================
   Title of each class of                 Amount to be    Proposed maximum         Proposed maximum           Amount of
 securities to be registered               registered    offering price per    aggregate offering price    registration fee
                                                                unit
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value                94,457             N/A                     N/A                     (1)
===========================================================================================================================

(1) The registrant previously paid $6,279.48 with the original filing on August 29, 2000 to register 2,874,877 shares of Allegiant Bancorp, Inc. common stock, $0.01 par value, including the 94,457 shares which may be issued pursuant to Equality Bancorp, Inc.'s, 1993 Stock Option and Incentive Plan and 1997 Stock Option and Incentive Plan.

This amendment shall become effective in accordance with the provisions of Rule 464 promulgated under the Securities Act of 1933.

=========================================================================

        The undersigned registrant hereby files this post-effective amendment (the "Registration Statement") to register on Form S-8 54,207 and 40,250 shares of Allegiant Bancorp, Inc. (hereinafter the "Company" or the "Registrant") common stock, $0.01 par value, previously registered on Form S-4 (File No. 333-44758) incorporated herein by reference, for issuance pursuant to options granted under Equality Bancorp, Inc.'s 1993 Stock Option and Incentive Plan and 1997 Stock Option and Incentive Plan, respectively, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated July 26, 2000, by and among the Company, Allegiant Acquisition Corporation and Equality Bancorp, Inc. (such transaction was consummated on November 15, 2000).

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

        The following documents filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 are incorporated herein by reference:

        (a) Allegiant Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

        (b)  Allegiant Bancorp, Inc.'s Quarterly Reports on Form
             10-Q for the quarters ended March 31, 2000, June 30,
             2000 and September 30, 2000.

        (c) Allegiant Bancorp, Inc.'s Current Report on Form 8-K dated July 26, 2000.

        (d) The description of Allegiant Bancorp, Inc.'s common stock set forth in Item 11 of Allegiant Bancorp, Inc.'s Registration Statement on Form 10-SB, dated June 30, 1995, and any amendment or report filed for the purpose of updating such description.

        Such incorporation by reference shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

        All documents filed by the Company pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed. The information relating to the Company contained in this Registration Statement does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a subsequent statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

        Where any document or part thereof is incorporated by reference in the Registration Statement, the Company will provide without charge to each person to whom a Prospectus with respect to the Plans is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in the Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

        Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses.
Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under Section 351.355(1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, or

        Article XII of the By-Laws of the Registrant provides that the Registrant shall extend to its directors and executive officers the indemnification specified in Section 351.355(1) and (2) and the additional indemnification authorized in Section 351.355(7).

        Pursuant to directors' and officers' liability insurance policies, the Registrant's directors and officers are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of the Registrant, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of the Registrant.

Item 8. Exhibits.
        --------

See Exhibit Index located at page 6 hereof.

Item 9. Undertakings.
        ------------

        The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

                             SIGNATURES
                             ----------

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement (File No. 333-44758) to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 10th day of November 2000.


                              ALLEGIANT BANCORP, INC.



                              By /s/ Shaun R. Hayes
                                 -------------------------------------
                                 Shaun R. Hayes
                                 President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                      Title                      Date
        ---------                      -----                      ----

          *                   Chairman of the Board         November 10, 2000
------------------------
Marvin S. Wool


/s/ Shaun R. Hayes            President and Chief           November 10, 2000
------------------------      Executive Officer
Shaun R. Hayes


/s/ Thomas A. Daiber          Senior Vice President and     November 10, 2000
------------------------      Chief Financial Officer
Thomas A. Daiber

          *                   Director                      November 10, 2000
------------------------
Leland B. Curtis


          *                   Director                      November 10, 2000
------------------------
Kevin R. Farrell


          *                   Director                      November 10, 2000
------------------------
Leon A. Felman


                              Director                      November   , 2000
------------------------                                             --
Michael R. Hogan


                              Director                      November   , 2000
------------------------                                             --
C. Virginia Kirkpatrick


          *                   Director                      November 10, 2000
------------------------
Jack K. Krause


                              Director                      November   , 2000
------------------------                                             --
Robert E. Wallace, Jr.


          *                   Director                      November 10, 2000
------------------------
John L. Weiss


          *                   Director                      November 10, 2000
------------------------
Lee S. Wielansky


                                             *By /s/ Shaun R. Hayes
                                                 ------------------------
                                                   Shaun R. Hayes
[FN]
---------------

* Shaun R. Hayes, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                              EXHIBIT INDEX
                              -------------

Exhibit No.
----------

   4.1      Form of Stock Certificate for common stock, filed as Exhibit
            4.2 to Allegiant Bancorp, Inc.'s Registration Statement on Form 10-SB (Reg. No. 0-26350), is hereby incorporated by reference.

   4.2 Junior Subordinated Indenture, dated as of August 2, 1999, by and between Allegiant Bancorp, Inc. and Bankers Trust Company, as Trustee, filed as Exhibit 4.1 to Allegiant Bancorp, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, is hereby incorporated by reference.

   5.1 Opinion of Thompson Coburn LLP as to the legality of the securities being registered.

   23.1     Consent of Thompson Coburn LLP (included in Exhibit 5.1).

   23.2     Consent of Ernst & Young LLP is filed herewith.

   23.3     Consent of BDO Seidman, LLP is filed herewith.

   24.1     Power of Attorney.*

   99.1 Equality Bancorp, Inc. 1993 Stock Option and Incentive Plan is filed herewith.

   99.2 Equality Bancorp, Inc. 1997 Stock Option and Incentive Plan is filed herewith.


[FN]
---------------
* Previously filed on August 29, 2000.